===============================================================================










                         SECURITIES PURCHASE AGREEMENT

                                     Among

                             IAT MULTIMEDIA, INC.,


                           JNC OPPORTUNITY FUND LTD.

                                      And

                            JNC STRATEGIC FUND LTD.



                           Dated as of June 19, 1998










===============================================================================

    SECURITIES PURCHASE AGREEMENT (this "Agreement"), dated as of June 19, 1998, among IAT Multimedia, Inc., a Delaware corporation (the "Company"), JNC Opportunity Fund Ltd., a Cayman Islands corporation ("Opportunity"), and JNC Strategic Fund Ltd., a Cayman Islands corporation ("Strategic"). Each of Opportunity and Strategic are sometimes referred to herein as a "Purchaser" and collectively as the "Purchasers."

    WHEREAS, subject to the terms and conditions set forth in this Agreement, the Company desires to issue and sell to the Purchasers and the Purchasers severally and not jointly desire to purchase an aggregate of (a) 198,255 shares (the "Common Shares") of the Company's common stock, $.01 par value per share (the "Common Stock"),(b) an aggregate principal amount of $3,000,000 of the Company's Series A 5% Convertible Debentures, due June 19, 2001 (the "Series A Debentures"), which are convertible into shares of Common Stock, and (c) up to an aggregate principal amount of $12,000,000 of the Company's Series B 5% Convertible Debentures, due three years from the Series B Closing (as defined below) (the "Series B Debentures"). The Series A Debentures and the Series B Debentures are sometimes collectively referred to in this Agreement as the "Debentures."

    IN CONSIDERATION of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:


                                   ARTICLE I
                        PURCHASE AND SALE OF SECURITIES

    1
I   The Closings.

         (a) The Series A Closing. (i) The closing of the purchase and sale of the Series A Debentures and the Common Shares (the "Series A Closing") shall take place at the offices of Robinson Silverman Pearce Aronsohn & Berman LLP (the "Escrow Agent"), 1290 Avenue of the Americas, New York, New York 10104, immediately following the execution hereof or such later date as the parties shall agree. The date of the Series A Closing is hereinafter referred to as the "Series A Closing Date."

              (ii) Prior to the Series A Closing, the parties shall deliver or shall cause to be delivered to the Escrow Agent such items as are required to be delivered by them in accordance with and subject to the terms and conditions of the Escrow Agreement, dated as of the date hereof, by and among the Company, the Purchasers and the Escrow Agent, substantially in the form of Exhibit E (the "Series A Escrow Agreement"), including the following: (A) the Company shall deliver to (1) the Series A Debentures, registered in the name of Opportunity, and (2) a Common Stock purchase warrant in the form of Exhibit B, registered in the name of Opportunity, to purchase an aggregate of 35,300 shares of Common Stock at an exercise price (subject to adjustment as set forth therein) equal to 120% of the Average Price (as defined below) on the Series A Closing Date (the "Series A Opportunity Warrant"); (3) the Common Shares, registered in the name of Strategic, (4) a Common Stock purchase warrant in the form of Exhibit B, registered in the name of Strategic, to purchase an aggregate of 23,529 shares of Common Stock at an exercise price (subject to adjustment as set forth therein) equal to 120% of the Average Price on the Series A Closing Date (the "Series A Strategic Warrant" and, together with the Series A Opportunity Warrant, the "Series A Warrants"), (5) the legal opinion of Baker & McKenzie, outside counsel to the Company, addressed to each Purchaser, substantially in the form of Exhibit D, and (6) all other documents, instruments and writings required to have been delivered at or prior to the Series A Closing by the Company pursuant to this Agreement, including, without limitation, executed originals of each of the Series A Escrow Agreement, the Registration Rights Agreement, dated the date hereof, by and among the Company and the Purchasers, in the form of Exhibit C (the "Registration Rights Agreement"), and the Irrevocable Transfer Agent Instructions, dated the Series A Closing date, in the form of Exhibit E, delivered to and acknowledged by the Company's transfer agent (the "Transfer Agent Instructions"); (B) Opportunity shall deliver (1) $3,000,000 in United States dollars in immediately available funds by wire transfer to the account designated in the Series A Escrow Agreement, and (2) all documents, instruments and writings required to have been delivered by Opportunity at or prior to the Series A Closing pursuant to this Agreement, including without limitation, executed originals of the Series A Escrow Agreement and the Registration Rights Agreement; and (C) Strategic shall deliver (1) $2,000,000 in United States dollars in immediately available funds by wire transfer to the account designated in the Series A Escrow Agreement and (2) all documents, instruments and writings required to have been delivered by Strategic at or prior to the Series A Closing pursuant to this Agreement, including without limitation, executed originals of the Series A Escrow Agreement and the Registration Rights Agreement.

         (b) The Series B Closing. (i) Subject to the terms and conditions set forth in this Agreement, the Company shall have the right to deliver a written notice to the Purchasers (a "Subsequent Financing Notice") requiring the Purchasers to purchase, severally and not jointly, (subject to adjustment as provided herein) an aggregate of no less than $7,500,000 and no more than $12,000,000 principal amount of Series B Debentures. A Subsequent Financing Notice may be delivered no later than 90 days after the Series A Closing Date. The closing of the purchase and sale of the Series B Debentures (the "Series B Closing") shall take place at the offices of the Escrow Agent on the date indicated in the Series B Subsequent Financing Notice (which may not be prior to the 3rd Trading Day or subsequent to the 5th Trading Day after receipt by the Purchasers of the Subsequent Financing Notice, or as otherwise agreed to by the parties); provided that in no case shall the Series B Closing take place unless and until the conditions listed in Section 4.1 have been satisfied or waived by the appropriate party. The date of the Series B Closing is hereinafter referred to as the "Series B Closing Date."

              (ii) Prior to the Series B Closing, the parties shall deliver or shall cause to be delivered to the Escrow Agent such items as are required to be delivered by them in accordance with and subject to the terms and conditions of an Escrow Agreement, in the form of Exhibit E, to be executed by and among the Company, each Purchaser who is acquiring Series B Debentures and the Escrow Agent prior to the Series B Closing Date (the "Series B Escrow Agreement" and, together with the Series A Escrow Agreement, the "Escrow Agreements"), including the following: (A) the Company shall deliver (1) Series B Debentures, registered in the name of each Purchaser acquiring Series B Debentures, representing the principal amount of the Series B Debentures to be issued and sold at the Series B Closing to such Purchaser (which, in the aggregate shall, subject to the satisfaction or waiver of the conditions set forth in this Agreement and subject to adjustment as provided herein, equal the principal amount of Series B Debentures set forth in the Series B Subsequent Financing Notice), (2) a Common Stock purchase warrant in the form of Exhibit B, registered in the name of each Purchaser acquiring Series B Debentures, to purchase an aggregate number of shares of Common Stock as equals each Purchaser's pro rata portion of the Series B Warrants (as defined below in this paragraph), determined by reference to the percentage of the principal amount of Series B Debentures to be acquired by such Purchaser, at an exercise price (subject to adjustment as set forth therein) equal to 120% of the Average Price on the Series B Closing Date, and (3) all documents, instruments and writings required to have been delivered by the Company at or prior to the Series B Closing pursuant to this Agreement, including without limitation, those described in Section 4.1; and
(B) each Purchaser acquiring Series B Debentures and Series B Warrants shall deliver (1) the immediately available funds, in United States dollars in immediately available funds by wire transfer to an account designated in the Series B Escrow Agreement, an amount equal to the principal amount of Series B Debentures to be acquired by it at the Series B Closing and (2) all documents, instruments and writings required to have been delivered by such Purchaser at or prior to the Series B Closing pursuant to this Agreement, including without limitation, executed originals of the Series B Escrow Agreement. Subject to the terms and conditions set forth herein, each Purchaser shall purchase at the Series B Closing such percentage of the aggregate principal amount of Series B Debentures to be issued and sold thereat as determined by Encore Capital Management, L.L.C. ("Encore"). The Common Stock purchase warrants to be issued and sold at the Series B Closing (the "Series B Warrants") shall entitle the holders thereof to acquire an aggregate of 141,171 shares of Common Stock.

    1.1 Form of Debentures. The Debentures shall be in the form of Exhibit A.

    1.2 Certain Defined Terms. For purposes of this Agreement, "Original Issue Date," "Trading Day," "Per Share Market Value" and "Average Price" shall have the meanings set forth in Exhibit A. "Business Day" shall mean any day except Saturday, Sunday and any day which shall be a federal legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close. "Warrants" shall mean, collectively, the Series A Warrants and the Series B Warrants.


                                   ARTICLE II
                         REPRESENTATIONS AND WARRANTIES

    2.1 Representations and Warranties of the Company. The Company hereby makes the following representations and warranties to the Purchasers:

         (a) Organization and Qualification. The Company is a corporation, duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company has no subsidiaries other than as set forth in Schedule 2.1(a) (collectively the "Subsidiaries"). Each of the Subsidiaries is a corporation, duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the full power and authority (corporate and otherwise) to own and use its properties and assets and to carry on its business as currently conducted. Each of the Company and the Subsidiaries is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not, individually or in the aggregate, (x) adversely affect the legality, validity or enforceability of the Securities (as defined below) or any of the Transaction Documents (as defined below) in any material respect, (y) have or result in a material adverse effect on the results of operations, assets, prospects, or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole or (z) adversely impair the Company's ability to perform fully on a timely basis its obligations under any of this Agreement, the Debentures, the Warrants, the Escrow Agreements or the Registration Rights Agreement (collectively, the "Transaction Documents") (any of (x), (y) or (z), being a "Material Adverse Effect").

         (b) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents, and otherwise to carry out its obligations thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company. Each of the Transaction Documents has been duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms. Neither the Company nor any Subsidiary is in violation of any of the provisions of its respective certificate of incorporation, by-laws or other charter documents.

         (c) Capitalization. The authorized, issued and outstanding capital stock of the Company is set forth in Schedule 2.1(c). No shares of Common Stock are entitled to preemptive or similar rights, nor is any holder of the Common Stock entitled to preemptive or similar rights arising out of any agreement or understanding with the Company by virtue of any of the Transaction Documents. Except as disclosed in Schedule 2.1(c), there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or, except as a result of the purchase and sale of the Debentures and the Warrants, securities, rights or obligations convertible into or exchangeable for, or giving any person any right to subscribe for or acquire any shares of Common Stock, or contracts, commitments, understandings, or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock. To the knowledge of the Company, except as specifically disclosed in the SEC Documents (as defined below) or Schedule 2.1(c), no Person or group of related Persons beneficially owns (as determined pursuant to Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) or has the right to acquire by agreement with or by obligation binding upon the Company beneficial ownership of in excess of 5% of the Common Stock. A "Person" means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

         (d) Issuance of the Debentures, Common Shares and the Warrants. The Debentures, the Common Shares and the Warrants are duly authorized, and, when issued and paid for in accordance with the terms hereof, shall have been validly issued, fully paid and nonassessable, free and clear of all liens, encumbrances and rights of first refusal of any kind (collectively, "Liens"). The Company has on the date hereof and at all times while the Debentures and any Warrants are outstanding will maintain an adequate reserve of duly authorized shares of Common Stock, to enable it to perform its conversion, exercise and other obligations under this Agreement, the Warrants and the Debentures, and in no circumstances shall such reserved and available shares of Common Stock be less than the sum of (i) (subject to the operation of the conversion limitation set forth in Section 4(a)(iv)(C) of the Debentures) 130% of the maximum number of shares of Common Stock which would be issuable upon conversion in full of the Debentures issued pursuant to the terms hereof assuming such conversion were effected on the Original Issue Date for such Debentures, (ii) the number of shares of Common Stock issuable upon exercise in full of the Warrants, and (iii) the number of shares Common Stock which would be issuable upon payment of interest on the Debentures, assuming each Debenture is outstanding for the full term stated therein and all interest is paid in shares of Common Stock. All such authorized shares of Common Stock shall be duly reserved for such issuance to the holders of such Debentures and Warrants. The shares of Common Stock issuable upon conversion of the Debentures, as payment of interest thereon and upon exercise of the Warrants are collectively referred to herein as the "Underlying Shares." The Debentures, Warrants, Common Shares and Underlying Shares are, collectively, the "Securities". When issued in accordance with the Debentures, and upon exercise of the Warrants, the Underlying Shares shall have been duly authorized, validly issued, fully paid and nonassessable, free and clear of all Liens.

         (e) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated thereby do not and will not (i) conflict with or violate any provision of its certificate of incorporation, bylaws or other charter documents (each as amended through the date hereof), or (ii) subject to obtaining the Required Approvals (as defined below), conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument (evidencing a Company debt or otherwise) to which the Company is a party or by which any property or asset of the Company is bound or affected, or
(iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including Federal and state securities laws and regulations), or by which any material property or asset of the Company is bound or affected, except in the case of each of clauses (ii) and (iii), such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as could not, individually or in the aggregate, have or result in a Material Adverse Effect. The business of the Company is not being conducted in violation of any law, ordinance or regulation of any governmental authority, except for violations which, individually or in the aggregate, could not have or result in a Material Adverse Effect.

         (f) Consents and Approvals. Neither the Company nor any Subsidiary is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other Federal, state, local, foreign or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than (i) the filing of a registration statement with the Securities and Exchange Commission (the "Commission") meeting the requirements set forth in the Registration Rights Agreement covering the resale of the Underlying Shares by the Purchasers (the "Underlying Securities Registration Statement"), (ii) the filings required by Section 3.12 herein,
(iii) the application(s) to the Nasdaq National Market (the "NASDAQ") for the listing of the Underlying Shares with the NASDAQ (and with any other national securities exchange or market on which the Common Stock is then listed), (iv) applicable Blue Sky filings and (v) in all other cases where the failure to obtain such consent, waiver, authorization or order, or to give such notice or make such filing or registration could not have or result in, individually or in the aggregate, a Material Adverse Effect (the "Required Approvals").

         (g) Litigation; Proceedings. Except as specifically disclosed in the SEC Documents, there is no action, suit, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries or any of their respective properties before or by any court, governmental or administrative agency or regulatory authority (Federal, state, county, local or foreign) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, individually or in the aggregate, have or result in a Material Adverse Effect.

         (h) No Default or Violation. Neither the Company nor any Subsidiary
(i) is in default under or in violation of (and no event has occurred which has not been waived which, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound, (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is in violation of any statute, rule or regulation of any governmental authority, except as could not individually or in the aggregate, have or result in, a Material Adverse Effect.

         (i) Schedules. The Schedules to this Agreement furnished by or on behalf of the Company do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

         (j) Private Offering. Neither the Company nor any Person acting on its behalf has taken or will take any action which might subject the offering, issuance or sale of the Securities to the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"). Assuming the accuracy of the representations and warranties of the Purchasers set forth in Sections 2.2(b)-(g), the offer, issue and sale of the Securities to the Purchasers is exempt from the registration requirements of the Securities Act.

         (k) SEC Documents; Financial Statements; No Adverse Change. The Company has filed all reports required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the three years preceding the date hereof (or such shorter period as the Company was required by law to file such material) (the foregoing materials being collectively referred to herein as the "SEC Documents" and, together with the Schedules to this Agreement the "Disclosure Materials") on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Documents prior to the expiration of any such extension. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Documents, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. All material agreements to which the Company is a party or to which the property or assets of the Company are subject have been filed as exhibits to the SEC Documents as required. The financial statements of the Company included in the SEC Documents comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting ("GAAP") principles applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments. Since December 31, 1997, except as specifically disclosed in the SEC Documents, (a) there has been no event, occurrence or development that has had or that could have or result in a Material Adverse Effect, (b) the Company has not incurred any liabilities (contingent or otherwise) other than (x) liabilities incurred in the ordinary course of business consistent with past practice and (y) liabilities not required to be reflected in the Company's financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, (c) the Company has not altered its method of accounting or the identity of its auditors and (d) except as set forth in Schedule 2.1(k), the Company has not declared or made any payment or distribution of cash or other property to its stockholders or officers or directors (other than in compliance with existing Company stock option plans) with respect to its capital stock, or purchased, redeemed (or made any agreements to purchase or redeem) any shares of its capital stock. The Company last filed audited financial statements with the Commission on April 19, 1998, and has not received any comments from the Commission in respect thereof.

         (l) Investment Company. The Company is not, and is not controlled by or under common control with an affiliate (an "Affiliate") of, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         (m) Certain Fees. Except for certain fees payable by the Company to Century City Securities, Inc. ("Century"), no fees or commissions will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, or bank with respect to the transactions contemplated by this Agreement. The Purchaser shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement. The Company shall indemnify and hold harmless the Purchaser, its employees, officers, directors, agents, and partners, and their respective Affiliates (as such term is defined under Rule 405 promulgated under the Securities Act), from and against all claims, losses, damages, costs (including the costs of preparation and attorney's fees) and expenses suffered in respect of any such claimed or existing fees, as such fees and expenses are incurred.

         (n) Solicitation Materials. The Company has not (i) distributed any offering materials in connection with the offering and sale of the Securities, other than the Disclosure Materials and any amendments and supplements thereto, or (ii) solicited any offer to buy or sell the Securities by means of any form of general solicitation or advertising.

         (o) Form S-3 Eligibility. The Company is eligible to register securities for resale with the Commission under Form S-3 promulgated under the Securities Act.

         (p) Seniority. Except as set forth in Schedule 2.1(p), no indebtedness of the Company is senior to the Debentures in right of payment, whether with respect to interest or upon liquidation, dissolution or otherwise.

         (q) Exclusivity. The Company shall not issue and sell the Debentures to any Person other than the Purchasers other than with the specific prior written consent of Encore.

         (r) Listing and Maintenance Requirements Compliance. Except as specifically set forth in Schedule 2.1(r), the Company has not since March 26, 1997 received notice (written or oral) from the NASDAQ or any other stock exchange, market or trading facility on which the Common Stock is or has been listed (or on which it has been quoted) to the effect that the Company is not in compliance with the listing or maintenance requirements of such exchange or market. Except as specifically set forth in Schedule 2.1(r), the Company is in compliance with all such maintenance requirements.

         (s) Patents and Trademarks. The Company has, or has rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and rights (collectively, the "Intellectual Property Rights") which are necessary for use in connection with its business, as currently conducted and as described in the SEC Documents, and which the failure to so have would have a Material Adverse Effect. To the best knowledge of the

Company, there is no existing infringement by another Person of any of the Intellectual Property Rights which are necessary for use in connection with the Company's business.

         (t) Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate Federal, state or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Documents, except where the failure to possess such permits could not, individually or in the aggregate, have or result in a Material Adverse Effect ("Material Permits"), and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

         (u) Registration Rights; Rights of Participation. Except as set forth on Schedule 6(b) to the Registration Rights Agreement, (i) the Company has not granted or agreed to grant to any Person any rights (including "piggy-back" registration rights) to have any securities of the Company registered with the Commission or any other governmental authority which has not been satisfied and
(ii) no Person, has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents.

         (v) Disclosure. The Company confirms that it has not provided the Purchasers or their agents or counsel with any information that constitutes or might constitute material non-public information. The Company understands and confirms that the Purchasers shall be relying on the foregoing representations in effecting transactions in securities of the Company. None of the Disclosure Materials or any other information provided to the Purchaser by or on behalf of the Company in connection with the transactions contemplated herein contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

    2.2 Representations and Warranties of the Purchasers. Each Purchaser hereby, severally and not jointly, represents and warrants to the Company as follows:

         (a) Organization; Authority. Such Purchaser is an entity organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and to carry out its obligations thereunder. The acquisition of the Securities to be acquired hereunder by such Purchaser has been duly authorized by all necessary action on the part of such Purchaser. Each Transaction Document, when executed and delivered in accordance with the terms and conditions hereof, shall have been duly executed and delivered by such Purchaser and shall constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms.

         (b) Investment Intent. Such Purchaser is acquiring the Securities to be acquired hereunder by such Purchaser for its own account for investment purposes only and not with a view to or for distributing or reselling such Securities or any part thereof or interest therein, without prejudice, however, to such Purchaser's right, subject to the provisions of this Agreement and the

Registration Rights Agreement, at all times to sell or otherwise dispose of all or any part of such Securities pursuant to an effective registration statement under the Securities Act and in compliance with applicable state securities laws or under an exemption from such registration.

         (c) Purchaser Status. At the time such Purchaser was offered the Securities to be acquired hereunder by such Purchaser, it was, at the date hereof, it is, and at the each of the Series A Closing Date and Series B Closing Date, it will be, an "accredited investor" as defined in Rule 501(a) under the Securities Act.

         (d) Experience of Purchaser. Such Purchaser either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment.

         (e) Ability of Purchaser to Bear Risk of Investment. Such Purchaser acknowledges that the Securities are speculative investments and involve a high degree of risk. Such Purchaser can bear the loss of its entire investment in the Securities.

         (f) Access to Information. Such Purchaser acknowledges receipt of the Disclosure Materials and further acknowledges that it has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities, and the merits and risks of investing in the Securities, (ii) access to information about the Company and the Company's financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment, and (iii) the opportunity to obtain such additional information which the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment and to verify the accuracy and completeness of the information contained in the Disclosure Materials. Neither such inquiries nor any other investigation conducted by or on behalf of such Purchaser or its representatives or counsel shall modify, amend or affect such Purchaser's right to rely on the truth, accuracy and completeness of the Disclosure Materials and the Company's representations and warranties contained in the Transaction Documents.

         (g) General Solicitation. Such Purchaser is not purchasing the Securities to be acquired by it hereunder as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar.

         (h) Certain Trading Activities. On the date of this Agreement such Purchaser does not have a short position on any shares of Common Stock, and from the date of this Agreement to the Series A Closing Date such Purchaser will not establish a short position in the Common Stock.

         (i) Reliance. Such Purchaser understands and acknowledges that (i) the Securities to be acquired by it hereunder are being offered and sold to it without registration under the Securities Act in a private placement that is exempt from the registration provisions of the Securities Act and (ii) the availability of such exemption, depends in part on, and the Company will rely upon the accuracy and truthfulness of, the foregoing representations and such Purchaser hereby consents to such reliance.

         The Company acknowledges and agrees that the Purchasers make no representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 2.2.


                                  ARTICLE III
                        OTHER AGREEMENTS OF THE PARTIES

    3.1 Transfer Restrictions. (a) Securities may only be disposed pursuant to an effective registration statement under the Securities Act, to the Company or pursuant to an available exemption from or in a transaction not subject to the registration requirements of the Securities Act. In connection with any transfer of Securities other than pursuant to an effective registration statement or to the Company, except as otherwise set forth herein, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration under the Securities Act. Notwithstanding the foregoing, the Company hereby consents to and agrees to register on the books of the Company and with any transfer agent for the securities of the Company any transfer of Securities (x) between Purchasers and
(y) by a Purchaser to an Affiliate thereof or to an investment fund under common management with such Purchaser, or any transfer among any such Affiliates or funds, provided that, in each case, transferee certifies to the Company that it is an "accredited investor" as defined in Rule 501(a) under the Securities Act and that it is acquiring the Securities solely for investment purposes. Any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of a Purchaser under this Agreement and the Registration Rights Agreement.

         (b) The Purchasers agree to the imprinting, so long as is required by this Section 3.1(b), of the following legend on the Securities:

         NEITHER THESE SECURITIES NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE [CONVERTIBLE] [EXERCISABLE] HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

         Underlying Shares shall not contain the legend set forth above nor any other legend if the conversion of Debentures, the payment of interest thereon, exercise of Warrants or other issuances of Underlying Shares as contemplated hereby or by the Debentures occurs at any time while an Underlying Shares Registration Statement is effective under the Securities Act or in the event there is not an effective Underlying Securities Registration Statement at such time, if in the opinion of counsel to the Company such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). The Company shall cause its counsel to issue the Transfer Agent Instructions attached hereto as Exhibit E to the Company's transfer agent on the day that the Underlying Securities Registration Statement is declared effective by the Commission. The Company agrees that it will provide the Purchaser, upon request, with a certificate or certificates representing Underlying Shares and Common Shares (as the case may be), free from such legend at such time as such legend is no longer required hereunder. The Company may not make any notation on its records or give instructions to any transfer agent of the Company which enlarge the restrictions of transfer set forth in this Section.

    3.2 Acknowledgment of Dilution. The Company acknowledges that the issuance of the Common Shares and the issuance of the Underlying Shares upon (i) conversion of the Debentures and payment of interest thereon in accordance with the terms of the Debentures and (ii) exercise of the Warrants may result in dilution of the outstanding shares of Common Stock, which dilution may be substantial under certain market conditions. The Company further acknowledges that its obligation to issue Underlying Shares upon (x) conversion of the Debentures and payment of interest thereon in accordance with the terms of the Debentures, and (y) exercise of the Warrants is unconditional and absolute, subject to the limitations set forth in the Debentures or pursuant to the Warrants, regardless of the effect of any such dilution.

    3.3 Furnishing of Information. As long as any Purchaser owns Securities, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Section 13(a) or 15(d) of the Exchange Act. As long as any Purchaser owns Securities, if the Company is not required to file reports pursuant to Section 13(a) or 15(d) of the Exchange Act, it will prepare and furnish to each Purchaser and make publicly available in accordance with Rule 144(c) promulgated under the Securities Act annual and quarterly financial statements, together with a discussion and analysis of such financial statements in form and substance substantially similar to those that would otherwise be required to be included in reports required by Section 13(a) or 15(d) of the Exchange Act, as well as any other information required thereby, in the time period that such filings would have been required to have been made under the Exchange Act. The Company further covenants that it will take such further action as any holder of Securities may reasonably request, all to the extent required from time to time to enable such Person to sell Underlying Shares and Common Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act. Upon the request of any such Person, the Company shall deliver to such Person a written certification of a duly authorized officer as to whether it has complied with such requirements.

    3.4 Blue Sky Laws. In accordance with the Registration Rights Agreement, the Company shall qualify or exempt the issuance and sale of the Underlying Shares under the securities or Blue Sky laws of such jurisdictions as the Purchasers may request and shall continue such qualification or exemption at all times until each Purchaser notifies the Company in writing that it no longer owns Securities; provided, however, that neither the Company nor its Subsidiaries shall be required in connection therewith to qualify as a foreign corporation where they are not now so qualified or to take any action that would subject the Company to general service of process or material tax in any such jurisdiction where it is not then so subject.

    3.5 Integration. The Company shall not, and shall use its best efforts to ensure that no Affiliate shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Purchasers.

    3.6 Increase in Authorized Shares. At such times as the Company would be, if a notice of conversion or exercise (as the case may be) were to be delivered on such date, precluded from (a) converting, subject to the operation of the conversion limitation set forth in Section 4(a)(iv)(C) of the Debentures, 130% of the full outstanding principal amount of Debentures (and paying any earned and unpaid interest in respect thereof in shares of Common Stock) that remain unconverted at such date or (b) honoring the exercise in full of the Warrants due to the unavailability of a sufficient number of shares of authorized but unissued or reserved Common Stock, the Board of Directors of the Company shall promptly (and in any case, within 30 Business Days from such date) prepare and mail to the stockholders of the Company proxy materials requesting authorization to amend the Company's Certificate of Incorporation to increase the number of shares of Common Stock which the Company is authorized to issue to at least such number of shares as reasonably requested by the Purchaser in order to provide for such number of authorized and unissued shares of Common Stock to enable the Company to comply with its conversion, exercise and reservation of shares obligations as set forth in this Agreement, the Debentures and the Warrants (the sum of (x) the number of shares of Common Stock then authorized, (y) the number of shares of Common Stock then outstanding plus all shares of Common Stock issuable upon exercise of all outstanding options, warrants (including the Warrants) and convertible instruments, and (z) (subject to the operation of the conversion limitation set forth in Section 4(a)(iv)(C) of the Debentures) 130% of the number of Underlying Shares as are then issuable upon a conversion of the full outstanding principal amount of Debentures then outstanding and as payment of interest thereon, shall be a reasonable number). In connection therewith, the Board of Directors shall (a) adopt proper resolutions authorizing such increase, (b) recommend to and otherwise use its best efforts to promptly and duly obtain stockholder approval to carry out such resolutions (and hold a special meeting of the stockholders no later than the 60th day after delivery of the proxy materials relating to such meeting) and (c) within 5 business Days of obtaining such stockholder authorization, file an appropriate amendment to the Company's Certificate of Incorporation to evidence such increase.

    3.7 Listing and Reservation of Underlying Shares. (a) The Company shall (i) not later than the fifth Business Day following each Closing Date hereunder prepare and file with the

NASDAQ (or such other national securities exchange or market or trading or quotation facility on which the Common Stock is then listed) an additional shares listing application covering a number of shares of Common Stock which is at least equal to the number of shares required to be reserved pursuant to
Section 2.1(d) with respect to the Warrants, Common Shares and principal amount of Debentures to be issued and sold at such Closing, (ii) take all steps necessary to cause such shares to be approved for listing in the NASDAQ (or such other national securities exchange or market or trading or quotation facility on which the Common Stock is then listed) as soon as possible thereafter, and (iii) provide to the Purchasers evidence of such listing, and the Company shall maintain the listing of its Common Stock thereon. If the number of Underlying Shares as are issuable upon conversion in full of the then outstanding principal amount of Debentures, as payment or interest thereon, and upon exercise of the then unexercised portion of the Warrants exceeds 85% of the number of Underlying Shares previously listed on account thereof with NASDAQ (or such other required exchanges), the Company shall take the necessary actions to immediately list a number of Underlying Shares as equals 130% of the number of Underlying Shares then issuable upon conversion of the Debentures and as payment of interest thereon and exercise of Warrants (subject to the operation of the conversion limitations set forth in Section 4(a)(iv)(C) of the Debentures).

         (b) The Company shall maintain a reserve of Common Stock for issuance upon conversion of the Debentures and for payment of interest thereupon in shares of Common Stock pursuant to the terms of the Debentures and upon exercise of the Warrants in accordance with their terms, in such amount as may be required to fulfill obligations in full under the Transaction Documents, which reserve shall include a number of shares of Common Stock equal to (subject to the operation of Section 4(a)(iv)(C) of the Debentures) no less than 130% the number of shares of Common Stock as would be issuable upon conversion in full of the Debentures and or payment of interest thereon in shares of Common Stock.

    3.8 Conversion Procedures. The Transfer Agent Instructions, Conversion Notices (as defined in Exhibit A) and Notice of Exercise set forth the totality of the procedures with respect to the conversion of the Debentures and exercise of Warrants, including the form of legal opinion, if necessary, that shall be rendered to the Company's transfer agent and such other information and instructions as may be reasonably necessary to enable the Purchasers to convert Debentures and exercise Warrants as contemplated in the Debentures and Warrants.

    3.9 Notice of Breaches. (a) Each of the Company and the Purchasers shall give prompt written notice to the other of any breach of any representation, warranty or other agreement contained in any Transaction Document, as well as any events or occurrences arising after the date hereof which would reasonably be likely to cause any representation or warranty or other agreement of such party, as the case may be, contained therein to be incorrect or breached as of any Closing Date. However, no disclosure by either party pursuant to this Section shall be deemed to cure any breach of any representation, warranty or other agreement contained in any Transaction Document.

         (b) Notwithstanding the generality of Section 3.9(a), the Company shall promptly notify the Purchaser of any notice or claim (written or oral) that it receives from any lender of the Company to the effect that the consummation of the transactions contemplated by any Transaction

Document violates or would violate any written agreement or understanding between such lender and the Company, and the Company shall promptly furnish by facsimile to the holders of the Securities a copy of any written statement in support of or relating to such claim or notice.

    3.10 Conversion and Exercise Obligations of the Company. The Company shall honor conversions of the Debentures and exercises of the Warrants and shall deliver Underlying Shares in accordance with the respective terms and conditions and time periods set forth in the Debentures and Warrants.

    3.11 Right of First Refusal; Subsequent Registrations. (a) The Company shall not, directly or indirectly, without the prior written consent of Encore, offer, sell, grant any option to purchase (other than the warrants to be issued to Century in connection with the transactions contemplated by this Agreement), or otherwise dispose of (or announce any offer, sale, grant or any option to purchase or other disposition) any of its or its Affiliates' equity or equity-equivalent securities in a transaction intended to be exempt or not subject to registration under the Securities Act (a "Subsequent Placement") for a period of 180 days after each Closing Date, except (i) the granting of options or warrants to employees, officers and directors, and the issuance of shares upon exercise of options granted, under any stock option plan heretofore or hereinafter duly adopted by the Company, (ii) shares of Common Stock issued upon exercise of any currently outstanding warrants and upon conversion of any currently outstanding convertible preferred stock in each case disclosed in
Schedule 2.1(c), (iii) shares of equity or equity-equivalent securities issued or issuable as part of a primary underwritten offering by the Company, (iv) shares of Common Stock issued upon conversion of Debentures, as payment of interest thereon, or upon exercise of the Warrants in accordance with their respective terms, and (v) equity or equity-equivalent securities issued by the Company in connection with business combinations with non-affiliated third parties or acquisitions of non-affiliated third parties, unless (A) the Company delivers to Encore a written notice (the "Subsequent Placement Notice") of its intention to effect such Subsequent Placement, which Subsequent Placement Notice shall describe in reasonable detail the proposed terms of such Subsequent Placement, the amount of proceeds intended to be raised thereunder, the Person with whom such Subsequent Placement shall be affected, and attached to which shall be a term sheet or similar document relating thereto, and (B) Encore shall not have notified the Company by 5:00 p.m. (New York City time) on the tenth (10th) Trading Day after its receipt of the Subsequent Placement Notice of its willingness to cause the Purchasers to provide (or to cause its sole designee to provide), subject to completion of mutually acceptable documentation, financing to the Company on substantially the terms set forth in the Subsequent Placement Notice. If Encore shall fail to notify the Company of its intention to enter into such negotiations within such time period, the Company may effect the Subsequent Placement substantially upon the terms and to the Persons (or Affiliates of such Persons) set forth in the Subsequent Placement Notice; provided, that the Company shall provide Encore with a second Subsequent Placement Notice, and Encore shall again have the right of first refusal set forth above in this paragraph (a), if the Subsequent Placement subject to the initial Subsequent Placement Notice shall not have been consummated for any reason on the terms set forth in such Subsequent Placement Notice within thirty (30) Trading Days after the date of the initial Subsequent Placement Notice with the Person (or an Affiliate of such Person) identified in the Subsequent Placement Notice.

         (b) Except for (x) Underlying Shares, (y) other "Registrable Securities" (as such term is defined in the Registration Rights Agreement) to be registered (and as set forth in Schedule 6(b) to the Registration Rights Agreement) in accordance with the Registration Rights Agreement, and (z) Common Stock to be registered for resale in connection with financings permitted pursuant to paragraph (a)(i) through (v) of paragraph (a) of this Section, the Company shall not, without the prior written consent of the Purchasers (i) issue or sell any of its or any of its Affiliates' equity or equity-equivalent securities pursuant to Regulation S promulgated under the Securities Act, or
(ii) register for resale any securities of the Company for, in either case of
(i) and (ii) above, a period of not less than 90 Trading Days after the date that the Underlying Securities Registration Statement is declared effective by the Commission. Any days that a Purchasers is not permitted to sell Underlying Shares under the Underlying Securities Registration Statement shall be added to such 90 Trading Day period for the purposes of (i) and (ii) above.

    3.12 Certain Securities Laws Disclosures; Publicity. The Company shall (i) issue on each Closing Date a press release reasonably acceptable to the Purchasers disclosing the transactions contemplated hereby, (ii) file within ten (10) Business Days after each Closing Date with the Commission a Report on Form 8-K disclosing the transactions contemplated hereby, and (iii) timely file with the Commission a Form D promulgated under the Securities Act as required under Regulation D promulgated under the Securities Act and provide a copy thereof to the Purchaser promptly after the filing thereof. The Company shall, no less than two (2) Business Days prior to the filing of any disclosure required by clauses (ii) and (iii) above, provide a copy thereof to Encore. Except as required by law and the rules and regulations of the Commission and the Nasdaq Stock Market, Inc., no such filing or disclosure may be made that mentions the Purchasers or Encore by name with the prior written consent of Encore.

    3.13 Use of Proceeds. The Company shall use all of the proceeds from the sale of the Debentures and Common Shares for working capital purposes and to fund acquisitions and not for the satisfaction of any portion of Company debt or to redeem Company equity or equity-equivalent securities. Pending application of the proceeds of this placement in the manner permitted hereby, the Company will invest such proceeds in interest bearing accounts and/or short-term, investment grade interest bearing securities.

    3.14 Transfer of Intellectual Property Rights. So long as either Purchaser owns Debentures and except in connection with the sale of all or substantially all of the assets of the Company, the Company shall not transfer, sell or otherwise dispose of any Intellectual Property Rights, or allow any of the Intellectual Property Rights to become subject to any Liens, or fail to renew such Intellectual Property Rights (if renewable and it would otherwise lapse if not renewed), without the prior written consent of the Purchasers.

    3.15 Reimbursement. In the event that a Purchaser, other than by reason of its gross negligence or willful misconduct, becomes involved in any capacity in any action, proceeding or investigation brought by or against any Person, including stockholders of the Company, in connection with or as a result of the consummation of the transactions contemplated pursuant to the Transaction Documents, the Company will reimburse such Purchaser for its reasonable legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith. In addition, other than with respect to any matter in which such Purchaser is a named party, the Company will pay such Purchaser the charges, as reasonably determined by each Purchaser, for the time of any officers or employees of such Purchaser devoted to appearing and preparing to appear as witnesses, assisting in preparation for hearings, trials or pretrial matters, or otherwise with respect to inquiries, hearings, trials, and other proceedings relating to the subject matter of this Agreement. The reimbursement obligations of the Company under this paragraph shall be in addition to any liability which the Company may otherwise have, shall extend upon the same terms and conditions to any Affiliate of the Purchasers and partners, directors, agents, employees and controlling persons (if any), as the case may be, of the Purchasers and any such Affiliate, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, the Purchasers and any such Affiliate and any such Person. The Company also agrees that neither the Purchasers nor any such Affiliates, partners, directors, agents, employees or controlling persons shall have any liability to the Company or any person asserting claims on behalf of or in right of the Company in connection with or as a result of the consummation of the Transaction Documents except to the extent that any losses, claims, damages, liabilities or expenses incurred by the Company result from the gross negligence or willful misconduct of such Purchaser or entity in connection with the transactions contemplated by this Agreement. The Purchasers shall not, without the prior written consent of the Company, effect any settlement of any action in respect of which the Company is a party.

    3.16 Cut-Back Applicable to a Subsequent Financing Notice. Notwithstanding anything herein to the contrary, the maximum principal amount of Debentures that the Company may require the Purchasers to purchase at the Series B Closing shall be limited to such principal amount as would, assuming the conversion of the full principal amount of such Debentures occurs on the Original Issue Date thereof and the payment of interest on account of such principal amount is made for the full term in shares Common Stock, result in the issuance of a number of Underlying Shares which, when added to the number of Underlying Shares previously issued in respect of conversions of Debentures and as payment of interest thereon and as are then issuable upon conversion in full of the unconverted principal amount of all previously issued Debentures and as payment of interest thereon in shares of Common Stock, equals 70% of the Issuable Maximum (as defined in Exhibit A).

    3.17 Transactions in the Common Stock. During the period from the receipt by each Purchaser of a Subsequent Financing Notice until the earlier of (i) five (5) Trading Days following such receipt and (ii) the Series B Closing Date, such Purchaser, for itself and not for any other Purchaser, agrees that it shall not establish a short position in the Common Stock (but may maintain any short positions established prior to the beginning of such period).

                                   ARTICLE IV
                                   CONDITIONS

    4.1 Conditions Precedent to the Obligation of the Purchasers to Purchase Series B Debentures and Series B Warrants. The obligation of each Purchaser to acquire and pay for the Series B Debentures and the Series B Warrants is subject to the satisfaction or waiver by such Purchaser, at or before the Series B Closing of each of the following conditions:

         (a) Series A Closing. The Series A Closing shall have occurred;

         (b) Accuracy of the Company's Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct as of the date when made and as of the Series B Closing Date as though made on and as of the Series B Closing Date;

         (c) Performance by the Company. The Company shall have performed, satisfied and complied with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Series B Closing Date;

         (d) Underlying Securities Registration Statement. If an Underlying Securities Registration Statement shall have been declared effective under the Securities Act by the Commission between the Series A Closing Date and the Series B Closing, then on the Series B Closing Date such Underlying Securities Registration Statement shall be effective, not subject to any actual or threatened stop order and not be subject to any actual or threatened suspension;

         (e) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court of governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by the Transaction Documents relating to the issuance or conversion of any of the Securities;

         (f) Adverse Changes. Since the Series A Closing there shall not occurred any event or series of events which have had or could reasonably be expected to result in a Material Adverse Effect and no material adverse change in the condition (financial or otherwise) or prospects of the Company shall have occurred which is not disclosed in the Disclosure Materials;

         (g) Litigation. No material litigation shall have been instituted or threatened against the Company;

         (h) Management. In the reasonable judgment of the Purchaser, there have been no substantial changes in the senior management of the Company;

         (i) No Suspension from Trading in or Delisting of Common Stock. The trading in the Common Stock shall not have been suspended or delisted from the NASDAQ (except for any suspension of trading of limited duration solely to permit dissemination of material information regarding the Company) at any time since the Series A Closing Date;

         (j) Change of Control. No Change of Control in the Company shall have occurred. "Change of Control" means the occurrence of any of (i) an acquisition after the date hereof by an individual or legal entity or "group" (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of in excess of 33% of the voting securities of the Company, (ii) a replacement of more than one-half of the members of the Company's board of directors which is not approved by those individuals who are members of the board of directors on the date hereof in one or a series of related transactions, (iii) the merger of the Company with or into another entity, consolidation or sale of all or substantially all of the assets of the Company in one or a series of related transactions or (iv) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth above in (i),
(ii) or (iii);

         (k) Legal Opinion. The Company shall have delivered to the Escrow Agent the opinion of the Company's outside counsel, in substantially the form attached hereto as Exhibit D dated the Series B Closing Date;

         (l) Required Approvals. All Required Approvals shall have been obtained;

         (m) Shares of Common Stock. On the Series B Closing Date, the Company shall have duly reserved the number of Underlying Shares required by this Agreement to be reserved for issuance upon conversion of Series B Debentures and as payment of interest thereon;

         (n) Delivery of Series B Debentures and Series B Warrants. The Company shall have delivered to the Escrow Agent the Series B Debentures and Series B Warrants to be issued and sold at the Series B Closing, registered in the name of the appropriate Purchasers, each in form satisfactory to the Escrow Agent;

         (o) Transfer Agent Instructions. Transfer Agent Instructions, dated the Series B Closing Date, shall have been delivered to and acknowledged in writing by the Company's transfer agent; and

         (p) Certain Acquisitions. The Company shall have consummated, or shall simultaneously consummate, an acquisition of a non-Affiliated Person which (i) had a positive EBITDA in its most recently completed fiscal quarter and (ii) had revenues equal to or greater than DM 100 million in its most recently completed fiscal year; and

         (q) Officer's Certificate. The Company shall deliver to the Escrow Agent an Officer's Certificate dated the Series B Closing Date and signed by an executive officer of the

Company confirming the Company's satisfaction of the conditions set forth in
Section 4.1(b) and (c) as of the Series B Closing Date.


                                   ARTICLE V
                                 MISCELLANEOUS

    5.1 Fees and Expenses. At the Series A Closing, the Company shall pay $15,000 to the Escrow Agent, in connection with the preparation and negotiation of the Transaction Documents, and $10,000 to Encore or its designee for due diligence expenses. Otherwise, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement, except as set forth in the Registration Rights Agreement. The Company shall pay all stamp and other taxes and duties levied in connection with the issuance of the Debentures pursuant hereto.

    5.2 Entire Agreement; Amendments. This Agreement, together with the Exhibits and Schedules hereto, the Registration Rights Agreement, the Debentures, the Escrow Agreements and the Warrants contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

    5.3 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 8:00 p.m. (New York City time) on a Business Day, (ii) the Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in the Purchase Agreement later than 8:00 p.m. (New York City time) on any date and earlier than 11:59 p.m. (New York City time) on such date, (iii) the Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

    If to the Company:   c/o Orinda Capital International, Inc.
                         221 East 61st Street
                         New York, NY 10021
                         Facsimile No.: (212) 754-4044
                         Attn: Jacob Agam

    With copies to:      Baker & McKenzie
                         805 Third Avenue
                         New York, NY 10022
                         Facsimile No.: (212) 759-9133
                         Attn: Francis Fitzpatrick

    If to Opportunity:   JNC Opportunity Fund Ltd.
                         c/o Olympia Capital (Cayman) Ltd.
                         Williams House, 20 Reid Street
                         Hamilton HM11, Bermuda
                         Facsimile No.:  (441) 295-2305
                         Attn: Director

    If to Strategic:     JNC Strategic Fund Ltd.
                         c/o Olympia Capital (Cayman) Ltd.
                         Williams House, 20 Reid Street
                         Hamilton HM11, Bermuda
                         Facsimile No.:  (441) 295-2305
                         Attn: Director

    With copies to (for  Encore Capital Management, L.L.C.
      communications to  12007 Sunrise Valley Drive, Suite 460
      either Purchaser): Reston, VA  20191
                         Facsimile No.:  (703) 476-7711
                         Attn: Managing Member

    With copies to:      Robinson Silverman Pearce Aronsohn &
                           Berman LLP
                         1290 Avenue of the Americas
                         New York, NY  10104
                         Facsimile No.:  (212) 541-4630
                         Attn: Eric L. Cohen

or to such other address as may be designated in writing hereafter, in the same manner, by such Person.

    5.4 Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by both the Company and the Purchasers; or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

    5.5 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

    5.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchaser. Except as set forth in
Section 3.1(a), the Purchasers may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Company. This provision shall not limit the Purchasers' right to transfer Securities or transfer or assign rights under the Transaction Documents in accordance with applicable law and the Transaction Documents.

    5.7 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and, other than with respect to Encore who is an intended beneficiary of, and entitled to enforce, Sections 3.11, 3.12, 5.1 and 5.11 is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

    5.8 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York without regard to the principles of conflicts of law thereof. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any Transaction Document), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

    5.9 Survival. The representations, warranties, agreements and covenants contained herein shall survive each Closing and the delivery and conversion or exercise (as the case may be) of the Debentures and Warrants.

    5.10 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

    5.11 Publicity. The Company and the Purchasers shall consult with each other in issuing any press releases or otherwise making public statements or filings and other communications with the Commission or any regulatory agency or stock market or trading facility with respect to the transactions contemplated hereby and no party hereto shall issue any such press release or otherwise make any such public statement, filings or other communications without the prior written consent of the other, which consent shall not be unreasonably withheld or delayed, except that no prior consent shall be required if such disclosure is required by law or by the Commission or the Nasdaq Stock Market (as the case may be), in which such case the disclosing party shall provide the other parties with prior notice of such public statement, filing or other communication. Notwithstanding the foregoing, the Company shall not publicly disclose the name of a Purchaser or Encore, or include the name of a Purchaser or Encore in any filing with the Commission, or any regulatory agency, trading facility or stock market without the prior written consent of Encore, except to the extent such disclosure (but not any disclosure as to the controlling Persons thereof) is required by law or by the Commission or the Nasdaq Stock Market, Inc., in which case the Company shall provide the Purchasers and Encore with prior notice of such disclosure. If there is a dispute as to whether disclosure of controlling persons of the Purchasers or Encore is required by applicable law, the Commission or the Nasdaq Stock Market, Inc. (as evidenced either by a letter from a governmental or regulatory authority of competent jurisdiction or a written rule promulgated thereunder) the failure to make such disclosure at the request of Purchaser of Encore, as the case may be, shall not constitute a default under the other provisions hereof.

    5.12 Severability. In case any one or more of the provisions of this Agreement shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affecting or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision which shall be a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

    5.13 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Purchasers will be entitled to specific performance of the obligations of the Company under the Transaction Documents. Each of the Company and the Purchasers (severally and not jointly) agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of its obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
                            SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.


                                            IAT MULTIMEDIA, INC.


                                            By: /s/ Jacob Agam
                                               ------------------------------
                                               Name:  Jacob Agam
                                               Title: Chief Executive Officer




                                            JNC OPPORTUNITY FUND LTD.


                                            By: /s/ Thomas H. Davis
                                               ------------------------------
                                               Name:  Thomas H. Davis
                                               Title:   Director


                                            JNC STRATEGIC FUND LTD.


                                            By: /s/ Thomas H. Davis
                                               ------------------------------
                                               Name: Thomas H. Davis
                                               Title: Director

                                                                SCHEDULE 2.1(a)

                                  SUBSIDIARIES


Name                                                    Place of Incorporation
----                                                    ----------------------

IAT AG                                                        Switzerland

IAT Deutschland GmbH                                          Germany
Interaktive Medien Systeme

FSE Computer-Handel GmbH & Co. KG                             Germany

FSE Computer Handel
Verwaltungsgesellschaft GmbH                                  Germany

IAT Communication Systems GmbH                                Germany

IAT Communication AG                                          Switzerland

                                                                SCHEDULE 2.1(c)

                                 CAPITAL STOCK


Preferred stock, $.01 par value, authorized 500,000 shares, none outstanding

Common stock, $.01 par value, authorized 20,000,000 shares, 9,751,949 (including 50,000 shares of treasury stock and 498,285 escrowed shares).

Options to purchase shares of common stock:
         500,000 shares pursuant to 1996 Qualified Stock Option Plan options as set forth in attachment

Warrants to certain investors to purchase 2,348,485 shares of Common Stock Warrants to the IPO underwriter to purchase 335,000 shares of Common Stock Warrants to Century Cities Securities to purchase 100,000 shares of Common Stock

The warrants and options are subject to anti-dilution provisions.

Except as disclosed in the Company's SEC Documents and filings by investors pursuant to the Securities Exchange Act of 1934, as amended, the Company does not know of Persons or groups of related persons who beneficially own (as determined pursuant to Rule 13d-3 promulgated under the Exchange Act) or has the right to acquire by agreement with or by obligation binding upon the Company beneficial ownership of in excess 5% of the Common Stock.

Stock options in addition to Underwriters' and Investors' Warrants
--------------------------------------------------------------------------------

                                                                                          Option         Description of Vesting
                                                               Date of Grant              Price $        Period
                                                               -------------              -------        ----------------------
R. Hallauer       Retainment Agreement              50,000     8/15/97                    6.             retainment agreement
                  Retainment Agreement              25,000     8/15/97                    6.             retainment agreement
                                                    ------
                  (Board Resolution 04/21/98)       75,000

A. Wasserman      Consulting Agreement              40,000     7/18/97                    5.             consultant agreement
                  Consulting Agreement              30,000     7/18/97                    5.             consultant agreement
                  Board Resolution 04/21/98         25,000     4/21/98                    6.             immediate
                                                    ------
                                                    95,000

V. Vogt           Spinoff Agreement                 16,666     3/24/98                    5.             the spinoff agreement
                                                    16,666     3/24/98                    5.             the spinoff agreement
                                                    16,666     3/24/98                    5.             the spinoff agreement
                  Board Resolution 04/21/98         25,000     4/21/98                    6.             immediate
                                                    ------
                                                    75,000





                                                                                          Option         Description of Vesting
                                                               Date of Grant              Price $        Period
                                                               -------------              -------        -------------------------
K. Grissemann     Board Resolution 04/21/98         50,000     4/21/98                    6.             immediate (to be defined)

V. Walker         Board Resolution 04/21/98         50,000     4/21/98                    6.             immediate (to be defined)

A. Simmet         Board Resolution 04/21/98         25,000     4/21/98                    6.             immediate (to be defined)

FSE               Board Resolution 04/21/98         25,000     4/21/98                    6.             immediate (to be defined)
employees

Value             Retainment Agreement              10,000     2/5/98                     average        immediate
Management                                                                                price
& Research,                                                                               2/9/98
London                                                                                    4.25

Value             Retainer Agreement                80,000     3/27/98                    average        the agreement
Management                                                                                price
& Research,                                                                               2/9/98
Luxemburg                                                                                 4.25

Andreas Beyer     Investor Relations                25,000     no formal agreement yet

New Board                                           20,000     no formal agreement yet
Members                                             ------

TOTAL                                               530,000



                                                                SCHEDULE 2.1(k)

                        PAYMENTS ON CAPITAL STOCK, ETC.


The Company distributed cash or other property to its stockholders or officers or directors in connection with the Spinoffs and the acquisition of FSE as described in the SEC Documents. As described in Schedule 2.1(c), the Company has issued stock options outside of its existing stock option plans.

                                                                SCHEDULE 2.1(p)

                              SENIOR INDEBTEDNESS


Approximately $2,748,623 in accounts payable and other current liabilities at March 31, 1998.

Approximately $1,045,704 in indebtedness to stockholders, at June 17, 1998.

Approximately $322,582 in deferred taxes at March 31, 1998.

                                                                SCHEDULE 2.1(r)

                             COMPLIANCE WITH NASDAQ


After the filing to the Company's annual report on Form 10-K for the year ended December 31, 1997, the Company received an oral inquiry from the NASDAQ with respect to the filing certain reports on form 10b-17 with the NASDAQ regarding certain issuances of stock. Such reports were filed with the NASDAQ on June 17, 1998. Copies of such reports are attached hereto.

While the Company has not received any notice from the NASDAQ, it is currently late with holding its annual meeting of stockholders. The Company expects to submit its proxy materials to the SEC within 7 days and to hold its annual meeting of stockholders as soon thereafter as practicable.

NASDAQ NATIONAL MARKET NOTIFICATION FORM
FOR LISTING OF ADDITIONAL SHARES
And Notification Pursuant to SEC Rule 10b-17*

*This form is not to be used for notification of a cash dividend/distribution. For such issuance, please use "The Nasdaq Stock Market(TM) Cash
Dividend/Distribution Form." Please see "Information & Instructions" for further details.

PART 1:  GENERAL CORPORATE INFORMATION
COMPLETE CORPORATE NAME: IAT Multimedia, Inc.
                        -------------------------------------------------------

CONTACT NAME:            Klaus Grissemann
             ------------------------------------------------------------------

TELEPHONE:               (011)(41)(56)223-5022 FACSIMILE: (011)(41)(56)223-5023
          ---------------------------------------------------------------------

TRANSFER AGENT:          American Stock Transfer & Trust Company
               ----------------------------------------------------------------

TELEPHONE:               (212) 936-5100        FACSIMILE: (718) 259-1144
          ---------------------------------------------------------------------


PART II:  SECURITY INFORMATION
NASDAQ(R) ISSUE SYMBOL:  IATA                  CUSIP/CINS NUMBER: 44920210
                       --------------------------------------------------------

SECURITY CLASS AND DESCRIPTION:  Common Stock $0.01 per value
                               ------------------------------------------------
Include per or stated value, warrant expiration date, components of units, face amount and interest rate on convertible debt, and other relevant information.

TOTAL SHARES OUTSTANDING BEFORE THE PLAN(S)/ISSUANCE(S): 9,600,000
                                                        -----------------------
Treasury stock should be excluded in determination of Total Shares Outstanding.

TYPE OF PLAN(S)/ISSUANCE(S): Please check appropriate line(s) and complete applicable section(s) in Part III. For all plans/issuances, pertinent supporting documentation is required.

( ) Public Offering         ( ) Underwriter Fees      ( ) Preferred Stock Conversion   ( ) Employee Stock Purchase Plan
( ) Rights Offering         ( ) Private Placement     ( ) Warrant Exercise             ( ) Employee Savings or 401(k)
( ) Subscription Offering   ( ) Acquisition/Merger    ( ) Stock Split                       Plan
( ) Exchange Offering       ( ) Placement Fees        ( ) Stock Dividend               ( ) Amendment to Existing Plan
( ) Regulation S Offering   ( ) Recapitalization      ( ) Stock Option Plan            (X) Professional Services Agreement
(x) Private Offering        ( ) Debt Conversion       ( ) Dividend Reinvestment        ( ) Litigation or Settlement
                                                           Plan                        ( ) Other: Please specify


MAXIMUM NUMBER OF SHARES TO BE OFFERED PURSUANT TO THE ACTION(S): 5,000 shares
                                                                  -------------
For each action, identify the source and number of shares. Note: The aggregate number of shares listed in the categories below should equal the maximum number of shares to be offered pursuant to the action(s). Please attach a separate sheet, if necessary.

    Shares offered by Company: 5,000               Shares offered by selling shareholders:
                              ------------------                                          -------------
    Treasury shares:                               Shares purchased on the open market:
                    ----------------------------                                       ----------------
    Other - Specify source:
                           ----------------------------------------------------------------------------


DATE OF APPROVAL FOR THE ACTION(S) BY THE BOARD OF DIRECTORS: June 18, 1997
                                                             ------------------

DATE OF APPROVAL FOR THE ACTION(S) BY SHAREHOLDERS (IF APPLICABLE):
                                                                   ------------

AMOUNT OF FEE PAYMENT ENCLOSED (IF APPLICABLE):$
                                                -------------------------------

Authorization by Company Corporate Officer

SIGNATURE: /s/ Klaus Grissemann              DATE: 05/20/98
           ---------------------------------       ----------------------------

NAME (PRINT): Klaus Grissemann               TITLE: Chief Financial Officer
              ------------------------------       ----------------------------

NASDAQ NATIONAL MARKET NOTIFICATION FORM
FOR LISTING OF ADDITIONAL SHARES
And Notification Pursuant to SEC Rule 10b-17*

*This form is not to be used for notification of a cash dividend/distribution. For such issuance, please use "The Nasdaq Stock Market(TM) Cash Dividend/ Distribution Form." Please see "Information & Instructions" for further details.

PART 1:  GENERAL CORPORATE INFORMATION
COMPLETE CORPORATE NAME: IAT Multimedia, Inc.
                        -------------------------------------------------------

CONTACT NAME:            Klaus Grissemann
              -----------------------------------------------------------------

TELEPHONE:               (011)(41)(56)223-5022 FACSIMILE: (011)(41)(56)223-5023
          ---------------------------------------------------------------------

TRANSFER AGENT:          American Stock Transfer & Trust Company
                ---------------------------------------------------------------

TELEPHONE:               (212) 936-5100        FACSIMILE: (718)259-1144
          ---------------------------------------------------------------------

PART II:  SECURITY INFORMATION
NASDAQ(R) ISSUE SYMBOL:               IATA     CUSIP/CINS NUMBER:  44920210
                       -----------------------                   --------------

SECURITY CLASS AND DESCRIPTION: Common Stock $0.01 per value
                                -----------------------------------------------
Include per or stated value, warrant expiration date, components of units, face amount and interest rate on convertible debt, and other relevant information.

TOTAL SHARES OUTSTANDING BEFORE THE PLAN(S)/ISSUANCE(S): 9,555,000
                                                         ----------------------
Treasury stock should be excluded in determination of Total Shares Outstanding.

TYPE OF PLAN(S)/ISSUANCE(S): Please check appropriate line(s) and complete applicable section(s) in Part III. For all plans/issuances, pertinent supporting documentation is required.

( ) Public Offering         ( ) Underwriter Fees      ( ) Preferred Stock Conversion   ( ) Employee Stock Purchase Plan
( ) Rights Offering         ( ) Private Placement     ( ) Warrant Exercise             ( ) Employee Savings or 401(k)
( ) Subscription Offering   (X) Acquisition/Merger    ( ) Stock Split                       Plan
( ) Exchange Offering       ( ) Placement Fees        ( ) Stock Dividend               ( ) Amendment to Existing Plan
( ) Regulation S Offering   ( ) Recapitalization      ( ) Stock Option Plan            ( ) Professional Services Agreement
(x) Private Offering        ( ) Debt Conversion       ( ) Dividend Reinvestment        ( ) Litigation or Settlement
                                                           Plan                        ( ) Other: Please specify

MAXIMUM NUMBER OF SHARES TO BE OFFERED PURSUANT TO THE ACTION(S): 146,949 shares
                                                                  --------------
For each action, identify the source and number of shares. Note: The aggregate number of shares listed in the categories below should equal the maximum number of shares to be offered pursuant to the action(s). Please attach a separate sheet, if necessary.

    Shares offered by Company: 146,949            Shares offered by selling shareholders:
                              ------------                                                ------------------
    Treasury shares:                              Shares purchased on the open market:
                    ----------------------                                             ---------------------
    Other - Specify source:
                           ---------------------------------------------------------------------------------


DATE OF APPROVAL FOR THE ACTION(S) BY THE BOARD OF DIRECTORS: November 7, 1997
                                                             ------------------

DATE OF APPROVAL FOR THE ACTION(S) BY SHAREHOLDERS (IF APPLICABLE):
                                                                   ------------

AMOUNT OF FEE PAYMENT ENCLOSED (IF APPLICABLE): $
                                               --------------------------------

Authorization by Company Corporate Officer

SIGNATURE: /s/ Klaus Grissemann              DATE: 05/20/98
           ---------------------------------        ---------------------------

NAME (PRINT): Klaus Grissemann               TITLE: Chief Financial Officer
              ------------------------------        ---------------------------

                                                                  SCHEDULE 6(b)

                              REGISTRATION RIGHTS


Type    Holder                    Common Stock    Warrants      Options
-----------------------------------------------------------------------------------
D, P*   Vertical Financial           890,152       690,152
D, P*   Avi Suriel                    94,697        94,697
D, P*   Behala Anstadt               296,402       296,402
D, P*   Henilia                      297,347       297,347
D, P*   Lupin                        296,402       296,402

D, P*   Viktor Vogt                  250,000                    75,000
D, P*   Arnold Wasserman                                        95,000
D, P*   Reiner Hallauer                                         75,000
D, P*   K-D Sipple                   707,059       200,000
D, P*   Walther Glas GmbH            890,750                    50,000
            and Volker Walther

D, P*   Royce (IPO undw)                           335,000
P       Ballin Consulting             10,000
        other option holders                                   235,000
D, P    Century City Securities                    150,000
                                 --------------------------------------------------
                                   3,732,809     2,360,000     530,000   6,622,809

    *Such registration rights are more fully described in the Company's filings with the Securities and Exchange Commission, including the documents attached to such filings as exhibits.